Execution Version

EXHIBIT 10.8

MANAGEMENT AGREEMENT
This MANAGEMENT AGREEMENT (as the same may be amended, modified, and supplemented from time to time, this “Agreement”), dated as of November 30, 2012 (the “Effective Date”), is by and among the Persons identified on the signature pages to this Agreement as T-Mobile Contributors (collectively, “T-Mobile Contributors” and each, a “T-Mobile Contributor”), the Persons identified on the signature pages to this Agreement as T-Mobile SPEs (collectively, “T-Mobile SPEs” and each, a “T-Mobile SPE”), CCTMO LLC, a Delaware limited liability company (“Tower Operator”), and T3 Tower 1 LLC and T3 Tower 2 LLC, each a Delaware limited liability company (collectively, “Sale Site Subsidiaries” and each, a “Sale Site Subsidiary”). Capitalized terms used and not defined herein have the meanings set forth in the Master Agreement (as defined below). The rules of construction set forth in Section 1.2 of the Master Agreement shall apply to this Agreement, mutatis mutandis. T-Mobile Contributors, T-Mobile SPEs, Tower Operator and Sale Site Subsidiaries are sometimes referred to in this Agreement as a “Party” and collectively as the “Parties”.
RECITALS:
A.    Crown Castle International Corp., a Delaware corporation (“Crown”), T-Mobile USA, Inc., a Delaware corporation (“T-Mobile Parent”), the T-Mobile Contributors, Sale Site Subsidiaries, T-Mobile SPEs and Tower Operator are parties to that certain Master Agreement, dated as of September 28, 2012 (as amended, modified and supplemented from time to time, the “Master Agreement”).
B.    As a condition to, and simultaneously with the Initial Closing under the Master Agreement, the Parties are entering into this Agreement, pursuant to which:
1. With respect to each Non-Contributable Site, each applicable T-Mobile Contributor shall retain its right, title and interest in, to and under such Non-Contributable Site in accordance with and subject to the terms of the Master Agreement, and Tower Operator shall manage and operate such Non-Contributable Site pursuant to the terms of this Agreement. As of the Effective Date, the Non-Contributable Sites subject to this Agreement are set forth in Exhibit A-1 hereto.
2. With respect to each Pre-Lease Site, the applicable T-Mobile SPE shall retain its right, title and interest in, to and under such Pre-Lease Site in accordance with and subject to the terms of the Master Agreement, and Tower Operator shall manage and operate such Pre-Lease Site pursuant to the terms of this Agreement. As of the Effective Date, the Pre-Lease Sites subject to this Agreement are set forth in Exhibit A-2 hereto.
3. With respect to each Non-Assignable Site, each applicable T-Mobile Contributor shall retain its right, title and interest in, to and under such Non-Assignable Site in accordance with and subject to the terms of the Master Agreement, and the applicable Sale Site Subsidiary shall manage and operate such Non-Assignable Site pursuant to the terms of this Agreement. As of the Effective Date, the Non-Assignable Sites subject to this Agreement are set forth in Exhibit A-3 hereto.
4. The Non-Contributable Sites and the Pre-Lease Sites are collectively referred to herein as the “Managed MPL Sites”. The Non-Assignable Sites are sometimes referred to herein as the “Managed Sale Sites” and, together with the Managed MPL Sites, are collectively referred to as the “Managed Sites”. “Manager”, when used in this Agreement in reference to any Managed MPL Site, shall refer to Tower Operator, and when used in this Agreement in reference to any Managed Sale Site, shall refer to the applicable Sale Site Subsidiary.
AGREEMENT:
In consideration of the foregoing and the representations, warranties, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:
Section 1.Appointment and Acceptance. Subject to the terms and conditions of this Agreement, (a) each applicable T-Mobile Contributor and T-Mobile SPE hereby appoints Manager, and Manager hereby agrees to act and shall act, as the exclusive operator of each Managed MPL Site (including the Included Property thereof) during the MPL Site Term (as defined below) and (b) each applicable T-Mobile Contributor hereby appoints Manager, and Manager hereby agrees to act and shall act, as the exclusive operator of each Managed Sale Site (including the Included Property thereof) during the Sale Site Term (as defined below). Notwithstanding anything to the contrary in this Agreement or in the Collateral Agreements, no fee title, leasehold, subleasehold or other real property interest in a Managed Site is granted pursuant to this Agreement. In performing its duties as operator of the Managed MPL Sites, Manager shall manage, administer and operate each of the Managed Sites, subject to the provisions of this Agreement, in a manner consistent with the standards Tower Operator uses to manage, administer and operate the Lease Sites under the terms of the MPL. Notwithstanding anything to the contrary set forth in this Agreement, Manager shall be entitled to and vested with all the rights, powers and privileges of the applicable T-Mobile Contributor with respect to the management, administration and operation of the Managed Sale Sites (including the Included Property thereof) as if Manager were the true owner thereof, including the right to review, negotiate and execute extensions, renewals, amendments or waivers of any existing collocation agreements, ground leases, subleases, easements, licenses or other similar or related agreements or new collocation agreements, ground leases, subleases, easements, licenses or similar or related other agreements. Except as expressly provided in this Agreement or, with respect to the Managed MPL Sites, in the MPL, no T-Mobile Contributor or T-Mobile SPE shall exercise any rights or take any actions with respect to the operation, maintenance, leasing or licensing of any Managed Site, all such rights being exclusively reserved to Manager hereunder.

Section 2.	Collocation Agreements for Managed Sites.

(a)Subject to the terms and conditions of this Agreement, in respect of each Managed Site, each T-Mobile SPE and each T-Mobile Contributor, as applicable, hereby delegates all of its respective rights, duties, obligations and responsibilities under the Collocation Agreements to Manager for the MPL Site Term or Sale Site Term, as applicable, as to such Managed Sites during the MPL Site Term or Sale Site Term, as applicable, and shall execute all documentation reasonably requested by Manager to confirm same to a counterparty under a Collocation Agreement within 10 Business Days of receipt of a request therefor from Manager; provided, however, that, if unduly burdensome, such T-Mobile SPE or such T-Mobile Contributor, as applicable, shall not be required to obtain any new board resolutions from any Person that is a corporation or similar resolutions or approvals from any Person that is a limited liability company, partnership or trust. Manager may amend, modify, enforce or waive any terms of any Collocation Agreements, to the extent they apply to the Managed Sites, or enter into new site supplements or site subleases applicable to the Managed Sites, provided that, in the case of the Managed MPL Sites, the provisions of Section 37 of the MPL shall apply to all such actions by Manager, mutatis mutandis. Each T-Mobile SPE and each T-Mobile Contributor, as applicable, hereby delegates to Manager the sole and exclusive right to perform the obligations of and assert and exercise the rights of such T-Mobile SPE or such T-Mobile Contributor, as applicable, under all Collocation Agreements with respect to the applicable Managed Sites, subject to, in the case of the Managed MPL Sites, the provisions of Section 37 of the MPL, mutatis mutandis.

(b)Manager does hereby agree to pay and perform all of the duties, obligations, liabilities and responsibilities of T-Mobile SPEs and T-Mobile Contributors under the Collocation Agreements affecting each Managed Site arising during the MPL Site Term or Sale Site Term, as applicable, except as otherwise expressly provided in this Agreement, and Manager shall receive all revenue, rents, issues or profits payable under the Collocation Agreements in accordance with Section 3(b) of this Agreement.

(c)Manager shall be permitted to negotiate and enter into any new collocation agreements in its sole discretion, without the consent of any T-Mobile SPE or T-Mobile Contributor, subject to, in the case of any Managed MPL Sites, Section 37 of the MPL, mutatis mutandis.

Section 3.Rights and Duties of Parties.

(a)Parties' Relative Rights and Obligations; Right to T-Mobile Collocation Space. Except as otherwise expressly provided herein, the Parties hereby agree that:

(i)Each T-Mobile Contributor's agreements, rights and obligations with respect to each Non-Contributable Site shall be the same, mutatis mutandis, as if such Site was a Lease Site under the MPL and (to the extent in full force and effect with respect to such Site) the MPL Site MLA at the Initial Closing and such T-Mobile Contributor was a party to (x) the MPL as a T-Mobile Lessor and a T-Mobile Ground Lease Additional Party (including, for the avoidance of doubt, all agreements with respect to and obligations under Section 20 of the MPL) and (y) (to the extent in full force and effect with respect to such Site) the MPL Site MLA as a T-Mobile Collocator;

(ii)Each T-Mobile SPE's agreements, rights and obligations with respect to each Pre-Lease Site shall be the same, mutatis mutandis,

as if such Site was a Lease Site under the MPL at the Initial Closing and such T-Mobile SPE was a party to the MPL Site MLA (to the extent in full force and effect with respect to such Site) as a T-Mobile Collocator;

(iii)Each T-Mobile Contributor's agreements, rights and obligations with respect to each Non-Assignable Site shall be the same, mutatis mutandis, as if such Site was an Assignable Site under the Master Agreement and (to the extent in full force and effect with respect to such Site) the Sale Site MLA at the Initial Closing, and each T-Mobile Contributor's agreements and obligations with respect to each Non-Assignable Site shall be the same, mutatis mutandis, unless otherwise provided herein, as if such Site was a Lease Site under the MPL at the Initial Closing and such T-Mobile Contributor was a party to (x) the MPL as a T-Mobile Lessor and a T-Mobile Ground Lease Additional Party (excluding, for the avoidance of doubt, any agreements with respect to or obligations under Section 20 of the MPL) and (y) (to the extent in full force and effect with respect to such Site) the Sale Site MLA as a T-Mobile Collocator;

(iv)Manager's agreements, rights and obligations with respect to the management of each Managed MPL Site shall be the same, mutatis mutandis, as if each such Site was a Lease Site under the MPL and (to the extent in full force and effect with respect to such Site) the MPL Site MLA at the Initial Closing;

(v)Manager's agreements, rights and obligations with respect to the management of each Managed Sale Site shall be the same, mutatis mutandis, as if such Site was an Assignable Site under the Master Agreement and (to the extent in full force and effect with respect to such Site) the Sale Site MLA at the Initial Closing (including, for the avoidance of doubt, the right to manage, administer and operate the Managed Sale Sites as if Manager were the true owner thereof); and

(vi)Each T-Mobile SPE and each T-Mobile Contributor covenants and agrees that it has not granted and it will not grant to any other Person any rights to use or operate the Managed Sites during the MPL Site Term or the Sale Site Term, as applicable, except for rights granted to parties pursuant to the Collocation Agreements and except for the rights granted to Manager under the MPL.

(b)Site Related Revenue. During the MPL Site Term or Sale Site Term, as applicable, Manager shall receive and shall be entitled to all of the revenue generated by each Managed Site and the Included Property of such Managed Site (other than, with respect to the Managed MPL Sites, the Rent and Pre-Lease Rent as defined in, and payable under, the MPL), including all revenue, rents, issues or profits under the Collocation Agreements accruing from and after the Effective Date and all revenue received under the Collocation Agreements on or prior to the Effective Date for or with respect to periods from and after the Effective Date, and no T-Mobile SPE, T-Mobile Contributor

nor any of their respective Affiliates shall be entitled to any of such revenue. Except as may be expressly provided otherwise in the Transitions Services Agreement, if any such revenue is paid to any T-Mobile SPE, any T-Mobile Contributor or their Affiliates, the T-Mobile SPE, T-Mobile Contributor or their Affiliate receiving such revenue shall remit such revenue to Manager promptly after receiving such revenue. Each T-Mobile SPE and each T-Mobile Contributor shall direct (or cause its Affiliate to direct), in writing, all payers of amounts due and accruing after the Effective Date under the Collocation Agreements to pay such amounts to Manager.

(c)Site Related Expenses. During the MPL Site Term or Sale Site Term, as applicable, except as otherwise expressly provided in this Agreement, Manager shall be responsible for the payment of, and shall pay, all expenses due and accruing after the Effective Date and related to or associated with the Managed Sites, whether ordinary or extraordinary, and whether foreseen or unforeseen. T-Mobile Contributors and T-Mobile SPEs, as applicable, shall pay, as and when due and without duplication of any such payments made under any other Collateral Agreement, T-Mobile's Share of Transaction Revenue Sharing Payments that are required to be made in respect of the Final Managed Site Consideration and the Aggregate Deferred Managed Site Consideration for all Managed Sites. Manager shall pay, or cause to be paid, as and when due and without duplication of any such payments made under any other Collateral Agreement, Tower Operator's Share of Transaction Revenue Sharing Payments that are required to be made in respect of the Final Managed Site Consideration and the Aggregate Deferred Managed Site Consideration for all Managed Sites.

(d)Responsibility for All Liabilities. T-Mobile SPEs and T-Mobile Contributors hereby assign and delegate to Manager, and Manager hereby accepts and assumes, all Post-Closing Liabilities with respect to the Managed Sites. Manager does not accept or assume, and shall be deemed not to have accepted or assumed, any Excluded Liabilities, including any Pre-Closing Liabilities. This Section 3(d) shall survive the termination or expiration of the MPL Site Term or Sale Site Term, as applicable.

(e)Power of Attorney. Each T-Mobile SPE and each T-Mobile Contributor hereby grants Manager, with respect to the Managed MPL Sites, a limited power of attorney and hereby appoints Manager as its attorney in fact to review, negotiate and execute on behalf of such T-Mobile SPE or such T-Mobile Contributor all Authorized Ground Lease Documents (as defined in the MPL), all Authorized Collocation Agreement Documents (as defined in the MPL) related to the Managed MPL Sites and all other documents contemplated and permitted by this Agreement, the Master Agreement and the MPL or necessary to give effect to the intent of this Agreement, the Master Agreement and the MPL and the transactions contemplated by this Agreement, the Master Agreement, the MPL and the other Collateral Documents other than any Unauthorized Documents (as defined in the MPL). Each T-Mobile Contributor hereby grants Manager, with respect to the Managed Sale Sites, a limited power of attorney and hereby appoints Manager as its attorney in fact to review, negotiate and execute on behalf of such T-Mobile Contributor all documents contemplated and permitted by this Agreement and the Master Agreement or necessary to give effect to the intent of this Agreement and the Master Agreement and the transactions contemplated by this Agreement, the Master Agreement and the other Collateral Documents other than any Unauthorized Documents. Each T-Mobile SPE and each T-Mobile Contributor hereby agrees to, execute and deliver, as promptly as reasonably practicable and in any event within 10 Business Days following request therefor by Manager any document referred to in this paragraph (e) and any other document contemplated and permitted by the

Master Agreement and the Collateral Agreements or necessary to give effect to the intent of the Master Agreement and the Collateral Agreements.

(f)Filing of Financing Statements. Each T-Mobile SPE and each T-Mobile Contributor hereby irrevocably authorizes Manager or its designee to file in any relevant jurisdiction, at any time and from time to time, any UCC-1 financing statement, which shall be substantially in the form of Exhibit B hereto, and any amendments thereto, that are in each case necessary or desirable to evidence, perfect or otherwise record Manager's management interest in each Managed Site, as applicable, granted pursuant to this Agreement, the Master Agreement and the Collateral Agreements. Each T-Mobile SPE and each T-Mobile Contributor agrees, promptly upon request by Manager, to provide Manager with any information that is required or reasonably requested by Manager in connection with the filing of any such financing statement or document.

(g)Exercise of Purchase Option. Each T-Mobile SPE and each T-Mobile Contributor, at its cost and expense, shall use its reasonable best efforts to obtain any consent or waiver required to give effect to the contemplated sale of the Managed MPL Sites upon the exercise of the Purchase Option (as defined in the MPL) with respect to such Managed MPL Sites under the MPL. In the event that Tower Operator exercises the Purchase Option with respect to any Managed MPL Site and the applicable T-Mobile SPE or T-Mobile Contributor is unable to obtain any consent or waiver required to give effect to the contemplated sale of such Managed MPL Site and such Managed MPL Site cannot be transferred to Tower Operator without violating the terms of the applicable Ground Lease, such T-Mobile SPE or T-Mobile Contributor shall be deemed to have appointed, and hereby appoints Tower Operator, in perpetuity, as the exclusive operator of the Included Property of such Managed MPL Site to the same extent as if such Managed MPL Site were a Managed Sale Site hereunder. Tower Operator shall be entitled to and vested with all the rights, powers and privileges of the applicable T-Mobile SPE or T-Mobile Contributor with respect to the management, administration and operation of such Managed Site as if Tower Operator were the true owner thereof, including the right to review, negotiate and execute extensions, renewals, amendments or waivers of any existing collocation agreements, ground leases, subleases, easements, licenses or other similar or related agreements or new collocation agreements, ground leases, subleases, easements, licenses or similar or related other agreements, and Tower Operator shall not be subject to and shall not be bound by any of the covenants or restrictions imposed upon it by the MPL or any of the Collateral Agreements and such Managed MPL Site shall be deemed to be a Managed Sale Site under and for all purposes of this Agreement and the term of this Agreement shall continue indefinitely.

Section 4.Term of Agreement.

(a)Term for Managed MPL Sites. Subject to Section 3(g), as to each Managed MPL Site, the term of this Agreement (the “MPL Site Term”) shall commence on the Effective Date and, except as may be earlier terminated pursuant to the early termination provisions that apply or are deemed to apply pursuant to application of the provisions of Section 3(a) of this Agreement, shall expire on the earlier of (a) the applicable Site Expiration Date (as defined in the MPL) for such Site if such Site is not acquired by Tower Operator pursuant to the applicable Purchase Option or (b) the applicable Conversion Closing Date on which such Managed MPL Site is converted to a Lease Site pursuant to Section 2.6(c) of the Master Agreement. Upon the expiration of the MPL Site Term with respect to any Managed MPL Site, such Managed MPL Site shall no longer be subject to the terms and conditions of this Agreement and shall be deemed to be deleted from Exhibit A-1 or Exhibit A-2 hereto, as applicable. For the avoidance of doubt, pursuant to the provisions of Section 3(a) of this Agreement, the applicable Site Expiration Date for each Non-Contributable Site shall be the date that would be the Site Expiration Date for such Site if such Non-Contributable Site was a Lease Site as of the Initial Closing Date.

(b)Term for Managed Sale Sites. As to each Managed Sale Site, the term of this Agreement (the “Sale Site Term”) shall commence on the Effective Date and shall expire on the applicable Technical Closing Date on which such Managed Sale Site is converted to an Assignable Site pursuant to Section 2.6(c) of the Master Agreement. Upon the expiration of the Sale Site Term with respect to any Managed Sale Site, such Managed Sale Site shall no longer be subject to the terms and conditions of this Agreement and shall be deemed to be deleted from Exhibit A-3 hereto.

Section 5.Certain Acknowledgements and Agreements. Each T-Mobile SPE acknowledges that it is party to the MPL as a “T-Mobile Lessor” thereunder. Each T-Mobile Contributor acknowledges and agrees that it is a “T-Mobile Ground Lease Additional Party” under and for purposes of the MPL and, without limiting in any respect the duties of such T-Mobile Contributor under Section 3(a), agrees to be bound by all provisions of the MPL applicable to the T-Mobile Ground Lease Additional Parties with the same force and effect, and to the same extent, as if such T-Mobile Contributor were a party to the MPL in such capacity.

Section 6.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 7.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 8.Entire Agreement. This Agreement, the Master Agreement, the MPL and the Collateral Agreements constitute the entire agreement between the parties with respect to the subject matter of the Agreement and supersede all prior agreements, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns.

Section 9.Fees and Expenses. Except as otherwise expressly set forth in this Agreement, whether the transactions contemplated by this Agreement are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 10.Notices. All notices and other communications required or permitted to be given or delivered under this Agreement shall be given in accordance with the notice provisions of the Master Agreement.

Section 11.Amendment. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

Section 12.Time of Essence. Time is of the essence in this Agreement, and whenever a date or time is set forth in this Agreement, the same has entered into and formed a part of the consideration for this Agreement.

Section 13.Specific Performance. Each party recognizes and agrees that, in the event of any failure or refusal by any party to perform its obligations required by this Agreement, remedies at law would be inadequate, and that in addition to such other remedies as may be available to it at Law, in equity or pursuant to this Agreement, each party may seek injunctive relief and may enforce its rights under, and the terms and provisions of, this Agreement by an action for specific performance to the extent permitted by applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Subject to Section 15, nothing contained in this Agreement shall be construed as prohibiting any Party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or applicable Law for such breach or threatened breach, including the recovery of damages.

Section 14.Jurisdiction. In connection with any suit, action or proceeding (an “Action”) arising out of or relating to this Agreement, each of the parties:

(a)Submits to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all Actions hereunder shall be heard and determined in such New York State court or, to the extent permitted by Law, in such federal court;

(b)Consents that any such Actions may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)Agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process.
Section 15.WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG ANY OF THE PARTIES HEREUNDER, WHETHER UNDER OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD-PARTY CLAIM OR OTHERWISE.

Section 16.Assignment.

(a)No T-Mobile Contributor or T-Mobile SPE may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement or any of its rights, duties or obligations under this Agreement in whole or in part without the consent of Manager. Any attempted assignment without the required consent shall be null and void ab initio.

(b)Manager may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement with respect to the Managed Sale Sites or any of its rights, duties or obligations under this Agreement with respect to the Managed Sale Sites in whole or in part without the consent of any T-Mobile Contributor or T-Mobile SPE.

(c)Manager may assign, sell, convey, transfer, lease, sublease, license or otherwise dispose of this Agreement with respect to the Managed MPL Sites or any of its rights, duties or obligations under this Agreement with respect to the Managed MPL Sites in whole or in part to the same extent as if the Managed MPL Sites were Lease Sites under the MPL.

To the extent a Party hereto has the right to and desires to exercise an assignment or other transfer under (a), (b) or (c) above, the Parties hereby agree to bifurcate this Agreement as may be required to give effect to such assignment or other transfer.
Section 17.Effect on Other Agreements. Except as expressly provided in this Agreement, no provision of this Agreement shall in any way modify the express provisions set forth in the Master Agreement or the MPL, the MPL Site MLA or the Sale Site MLA.

Section 18.Collateral Agreement. The Parties acknowledge and agree that this Agreement constitutes a Collateral Agreement for purposes of the Master Agreement.

Section 19.Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

* * * * Remainder of Page Intentionally Blank - Signature Pages Follow * * *

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the date first above written.

T-MOBILE CONTRIBUTORS:

SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
COOK INLET/VS GSM IV PCS HOLDINGS, LLC
T-MOBILE CENTRAL LLC
T-MOBILE SOUTH LLC
POWERTEL/MEMPHIS, INC.
VOICESTREAM PITTSBURGH, L.P.
T-MOBILE WEST LLC
T-MOBILE NORTHEAST LLC
WIRELESS ALLIANCE, LLC
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

By:__/s/ David A. Miller_________________________
Name: David A. Miller
Title: EVP & General Counsel

T-MOBILE SPEs:
T-MOBILE USA TOWER LLC
By: ___/s/ David A. Miller_________________________
Name: David A. Miller
Title: EVP & General Counsel

T-MOBILE WEST TOWER LLC
By: __/s/ David A. Miller_________________________
Name: David A. Miller
Title: EVP & General Counsel

[Signature Page to Management Agreement]

TOWER OPERATOR:
CCTMO LLC

By: _/s/ Jay A. Brown__________________________
Name: Jay A. Brown
Title:Senior Vice President, Chief Financial Officer and Treasurer

SALE SITE SUBSIDIARIES:
T3 Tower 1 LLC
By: _./s/ Jay A. Brown__________________________
Name: Jay A. Brown
Title: Senior Vice President, Chief Financial Officer and Treasurer

T3 Tower 2 LLC
By: ___/s/ Jay A. Brown________________________
Name: Jay A. Brown
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Management Agreement]